Exhibit 1.01

Best Buy Co., Inc.
Conflict Minerals Report
For The Year Ended December 31, 2016

This Conflict Minerals Report for Best Buy Co., Inc. (“Best Buy”, “we”, “us” or “our”) covers the reporting period from January 1st to December 31st, 2016, and is presented in accordance with the Securities Exchange Act of 1934, Rule 13p-1 (the “conflict minerals law”).

This Conflict Minerals Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD and is also posted on our website at www.investors.bestbuy.com

Introduction

The Democratic Republic of the Congo (“DRC”) and its adjoining countries have reserves of tin, tantalum, tungsten and gold (collectively known as “3TG”), all of which are commonly used in the manufacturing of many consumer products. Occasionally, these minerals are illegally sourced and traded in the eastern DRC and surrounding areas by armed groups who are responsible for human rights violations. As such, these minerals are known as “conflict minerals.”

In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Section 1502 of the Act specifically relates to conflict minerals and requires companies covered under the Act to annually file a Form SD with the United States Securities and Exchange Commission (“SEC”) to disclose whether the 3TG used in their products directly or indirectly benefited armed groups in the DRC. This Conflict Minerals Report, which is an exhibit to our Specialized Disclosure Report on Form SD, describes the design of our conflict minerals program and provides an account of how our program was implemented in 2016 to determine, to the best of our ability, the source, chain of custody and facilities used to process the minerals used in Best Buy Exclusive Brands (“ExB”) products.

Historically, we have had very limited engagement with parties beyond the first-tier suppliers in our supply chain. Consequently, identifying, with certainty, the smelters, refiners and recyclers and the source of the materials they process is a significant challenge. We seek to address this challenge in part by participating in and, in some cases, leading collaborative industry efforts that seek to gather accurate data about the sources of 3TG and encourage smelters to be validated as conflict-free.

Products

Best Buy is a leading provider of technology products, services and solutions. We offer these products and services to the customers who visit our stores, engage with Geek Squad Agents or use our websites or mobile applications. We have retail operations in the U.S., Canada and Mexico.

The ExB product categories, under brand names Insignia, Dynex, Rocketfish, Platinum and Modal, in which we believe contain necessary 3TG and are therefore within scope of our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts include the following:

Product Category	Product Examples
Audio Products and Accessories	Stereos, speakers, sound bars, radio, etc.
Computing and Accessories	Tablets, monitors, keyboards, mouse, chargers, etc.
Mobile Phone Accessories	Mobile chargers, cables, etc.
Office and Household Products	Shredders, coffee makers, toasters, blenders, etc.
Video Game Accessories	Charging stations, power packs, steering wheel combo, etc.
Video Products and Accessories	TVs, DVD players, video cables, etc.

Reasonable Country of Origin Inquiry

Pursuant to the conflicts minerals law, we conducted a RCOI on the source of 3TG necessary to the functionality and/or production (“necessary 3TG”) of our products in order to determine whether any of the necessary 3TG originated in the DRC or an adjoining country or were from recycled or scrap sources. As part of our RCOI process, we conducted the following activities:

•
Reviewed past Conflict Minerals Reporting Templates ("CMRTs"), utilized a 3TG risk assessment tool and consulted with our engineering team in order to identify 86 active, first-tier suppliers we knew or had reason to believe used necessary 3TG in the production of ExB products (“relevant suppliers”);

•
Used the CMRT created by the Electronics Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GeSI”) to survey relevant suppliers, requesting the identification of the facilities that processed the necessary 3TG they utilized and the country of origin from which the ores were sourced;

•
Reviewed information provided by the 86 relevant suppliers in order to determine the completeness and reasonableness of their responses and verified the processing facilities they identified by comparing against the list of known smelters and refiners as provided by the Conflict Free Sourcing Initiative (“CFSI”);

•	Reviewed country of origin information available to Best Buy through our membership in CFSI (member ID V1720151223); and

•
Conducted additional research on the 3TG processing facilities identified by relevant suppliers, including direct contact, in an attempt to augment the country of origin information gathered through our membership in CFSI.

Based on the results of our RCOI, we had reason to believe that some of the necessary 3TG used in ExB products may have been processed by facilities that sourced from the DRC or an adjoining country and may not have been from recycled or scrap sources. In compliance with the Act, we then exercised due diligence on the source and chain of custody of the necessary 3TG processed by these facilities that conformed to an internationally recognized due diligence framework.

Due Diligence

To determine, to the best of our ability, the source and chain of custody of the necessary 3TG used in ExB products, we conducted due diligence on our supply chain. Our due diligence measures were developed to ascertain if the minerals originated from the DRC or an adjoining country and, if so, whether armed groups directly or indirectly benefited as a result. Additional measures were designed to mitigate risks identified through the implementation of our due diligence process.

Design of our Due Diligence Measures

Our due diligence process is designed to conform to, in all material aspects given our downstream position in the supply chain, the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition and the related supplements on Tin, Tantalum, Tungsten and Gold (collectively, the “OECD Guidance”), an internationally recognized due diligence framework. In accordance with the 5-step OECD Guidance, the design of our due diligence includes, but is not limited to, the following:

1.
Establishing a strong company management system through the adoption of a Conflict Minerals Policy, the implementation of a conflict minerals governance structure and strengthened engagement with our suppliers.

2.
Identifying and assessing risks by identifying relevant suppliers to engage in our RCOI and due diligence efforts, determining a reasonable engagement approach to gather conflict mineral sourcing information, and reviewing and validating smelter information provided by suppliers in order to determine risks.

3.
Responding to identified risks by reporting to senior management the findings derived from our RCOI and due diligence efforts, designing training for relevant suppliers to improve their systems of transparency and control and devising a risk management strategy that seeks to ensure necessary 3TG in the supply chain are conflict-free.

4.	Auditing supply chain due diligence via our support for an industry developed audit program that is administered by independent, third-party auditors.

5.
Reporting on due diligence through our Specialized Disclosure Report on Form SD and Conflict Minerals Report filed with the SEC and the inclusion of conflict minerals content in our annual Corporate Responsibility and Sustainability report.

Due Diligence Measures Performed

We worked with peers across multiple industries in an effort to ensure that the implementation of our due diligence process was aligned with the OECD Guidance and complemented and amplified the industry approach. The primary objective of this alignment was to maximize the efficiency and effectiveness of our efforts to identify smelters and refiners and encourage their participation in CFSI’s Conflict-Free Smelter Program (“CFSP”) or an equivalent program, including the London Bullion

Market Association’s (“LBMA”) Good Delivery program and the Responsible Jewellery Council’s (“RJC”) Chain of Custody program. For this reporting period, we performed the due diligence measures described below on the source and chain of custody of necessary 3TG in the ExB supply chain:

•
We published a Conflict Minerals Policy that established ExB commitments regarding the sourcing of conflict minerals, including alignment with the OECD Guidance, supporting industry efforts, and seeking to avoid sourcing necessary 3TG that directly or indirectly benefit armed groups. The policy also sets similar expectations for our suppliers, which we reinforced when we conducted a social compliance audit at a supplier’s factory;

•
We maintained a conflict minerals governance structure comprised of an operations team, an advisory team and an executive committee that includes senior executives from our Legal, External Reporting, Communications, Public Affairs, Corporate Responsibility & Sustainability, Human Resources and Private Label departments;

•
We strengthened the engagement with relevant ExB suppliers by providing in-person and online training regarding the Conflict Minerals law and their role in supporting our RCOI and due diligence efforts, as set forth below:

Conflict Mineral Program Key Performance Indicators
Percent of relevant ExB suppliers who attended training (in-person or via a webinar)	90%
Percent of relevant ExB suppliers who received training material	100%
Percent of products containing necessary 3TG that have had their supply chains surveyed	100%
Percent of relevant ExB suppliers who returned a CMRT	100%

•
We reviewed data collected via our RCOI and due diligence efforts to determine if smelters in our supply chain may have been sourcing from a covered country and directly or indirectly financed or benefited armed groups in the DRC or an adjoining country;

•
We conducted outreach to smelters and refiners who had not been audited to determine their compliance to the CFSI standard or another independent third-party’s standard in order to encourage their participation in such a program;

•
We met with 12 smelters and refiners to assess their sourcing practices and request country of origin information and/or to better understand the challenges they face to demonstrate their alignment with the OECD Guidance;

•	We contributed to the development and implementation of an effective smelter audit program through our membership in the CFSI, which administers Conflict Free Smelter Program audits;

•	We attended the annual CFSI conference in order to gather best practices and collaborate with industry peers;

•	We made a financial donation to the EICC Foundation, which is used, in part, to cover audit costs for smelters who successfully complete their initial audit;

•	We continued to serve as a single-point-of-contact to help support smelters and refiners prepare for a CFSP audit and complete corrective action plans post-audit, as needed;

•	We took steps to remove five smelters from our supply chain who were assessed as high-risk and had refused to be transparent about their sourcing practices and locations;

•
We met directly with Chinese and U.S. government bodies, the OECD and several Chinese-based smelters to discuss and influence the development of a Chinese due diligence standard for the responsible sourcing of 3TG;

•
We supported many CFSI activities including serving on the CFSI Steering Committee, which sets the strategic direction for the organization, serving as Chair of the Smelter Engagement Team (“SET”), which conducts coordinated outreach to known smelters around the world to encourage them to participate in the CFSP or an equivalent program and leading the China SET, which works with smelters and refiners based in China;

•	We sought to optimize the CFSI’s Smelter Engagement Team structure, process and tools in order to improve the program’s effectiveness; and

•
We disclosed information regarding our due diligence effort on the sourcing of 3TG via our Specialized Disclosure Report on Form SD and this Exhibit 1.01 Conflict Minerals Report filed with the SEC and we will include information on our conflict minerals due diligence efforts in our fiscal 2017 Corporate Responsibility and Sustainability Report, which we plan to release in the summer of 2017.

Results of Due Diligence Performed

We conducted the due diligence process described above in order to ascertain source and chain of custody information for the necessary 3TG in our ExB supply chain. To date, nearly 90% of the processing facilities reported by relevant suppliers have been found complaint to the CFSI standard via an independent, third-party audit or they have committed to go through an audit. Nevertheless, based on our due diligence process and the subsequent information we gathered, we are unable to determine the origin of all the 3TG used in our products and whether armed groups directly or indirectly benefited primarily due to the lack of transparency among smelters who have not yet been audited. While there have been improvements in the systems of transparency and control for the sourcing of necessary 3TG, these results are not unexpected, especially given our downstream position as a retailer and manufacturer of private label products.

Of the smelter and refinery information provided by our suppliers, CFSI and other sources, we identified 37 smelters who we had reason to believe that at least a portion of the 3TG they processed may have originated in the DRC or an adjoining country and may not have been from recycled or scrap sources. All 37 of these processing facilities have been found compliant through CFSP or another independent, third-party audit scheme. Furthermore, we have not identified a supplier, smelter or refiner who we have reason to believe may be sourcing from the DRC or an adjoining country and, directly or indirectly, benefiting armed groups.

Please see the table below for the status of facilities reported to us by relevant ExB suppliers and see Attachment A for the list of smelters and refiners.

Metal	Compliant(2)	Active or TI-CMC Member(2)	Unknown(2)
Gold	80%	3%	17%
Tantalum	100%	0%	0%
Tin	84%	9%	8%
Tungsten	89%	2%	9%

Future Steps to Optimize Our Due Diligence Efforts

Best Buy is committed to being a socially and environmentally responsible corporation and this commitment extends throughout the length of our value chain, from the sourcing of raw material to the responsible recycling of products. We recognize that this commitment is a journey and one that we cannot take on our own. This challenge is further complicated given the complexity of our supply chain, which is, in essence, in a constant state of transformation. As a result, we will continue to focus our efforts on collaborating across industries to improve the systems of transparency and control in our supply chain. We will also continue our engagement with relevant suppliers in order to build their knowledge so they are able to provide more complete and accurate information on the source of conflict minerals in our ExB supply chain and, furthermore, to impress upon them our expectation that they also apply the OECD Guidance in good faith.

Steps we intend to take in 2017 include:

•
Improving our ability to map the presence of 3TG necessary to the functionality and/or production of our products, thus improving our ability to accurately scope relevant suppliers and assess their CMRTs;

•	Strengthening our Conflict Minerals Policy by requiring suppliers to only source 3TG from smelters and refiners validated as conflict free; and

•	Participating in CFSI meetings in order to gather best practices and collaborate with industry peers.

Attachment A

The vast majority of the CMRT responses we received from suppliers provided data at a company level, meaning they listed the names of smelters and refiners they believe supplied 3TG for all the products they produced, not just the products they produced for Best Buy. Therefore, the processing facilities listed in the table below represent the smelters and refiners provided by our suppliers, but we do not have sufficient information to confirm whether these are the actual smelters that processed necessary 3TG used in our products. Additionally, we are unable to conclusively determine the country of origin information for our necessary 3TG but based on the data gathered from suppliers, processing facilities and CFSI, we believe that the sources may include the countries listed in the table below.

Metal	Processing Facility Name(1)	Location of Facility(1)	Facility Status(2)
Gold	Advanced Chemical Company	United States of America	Compliant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Compliant
Gold	Al Etihad Gold LLC	United Arab Emirates	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Compliant
Gold	Argor-Heraeus S.A.	Switzerland	Compliant
Gold	Asahi Pretec Corp.	Japan	Compliant
Gold	Asahi Refining Canada Ltd.	Canada	Compliant
Gold	Asahi Refining USA Inc.	United States of America	Compliant
Gold	Asaka Riken Co., Ltd.	Japan	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Unknown
Gold	Aurubis AG	Germany	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Compliant
Gold	Boliden AB	Sweden	Compliant
Gold	C. Hafner GmbH + Co. KG	Germany	Compliant
Gold	Caridad	Mexico	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Compliant
Gold	Cendres + Metaux S.A.	Switzerland	Active
Gold	Chimet S.p.A.	Italy	Compliant
Gold	Chugai Mining	Japan	Unknown
Gold	Daejin Indus Co., Ltd.	Korea (Republic of)	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Compliant
Gold	DODUCO GmbH	Germany	Compliant
Gold	Dowa	Japan	Compliant
Gold	DSC (Do Sung Corporation)	Korea (Republic of)	Compliant
Gold	Eco-System Recycling Co., Ltd.	Japan	Compliant
Gold	Elemetal Refining, LLC	United States of America	Unknown
Gold	Emirates Gold DMCC	United Arab Emirates	Compliant
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China	Unknown
Gold	Geib Refining Corporation	United States of America	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Compliant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Compliant
Gold	Guangdong Jinding Gold Limited	China	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Unknown
Gold	Heimerle + Meule GmbH	Germany	Compliant
Gold	Heraeus Metals Hong Kong Ltd.	China	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Compliant
Gold	HwaSeong CJ CO., LTD.	Korea (Republic of)	Unknown

Metal	Processing Facility Name(1)	Location of Facility(1)	Facility Status(2)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Compliant
Gold	Istanbul Gold Refinery	Turkey	Compliant
Gold	Japan Mint	Japan	Compliant
Gold	Jiangxi Copper Co., Ltd.	China	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Compliant
Gold	JSC Uralelectromed	Russian Federation	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Compliant
Gold	Kaloti Precious Metals	United Arab Emirates	Unknown
Gold	Kazakhmys Smelting LLC	Kazakhstan	Unknown
Gold	Kazzinc	Kazakhstan	Compliant
Gold	Kennecott Utah Copper LLC	United States of America	Compliant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Active
Gold	Kojima Chemicals Co., Ltd.	Japan	Compliant
Gold	Korea Zinc Co., Ltd.	Korea (Republic of)	Compliant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Compliant
Gold	L'azurde Company For Jewelry	Saudi Arabia	Unknown
Gold	LS-NIKKO Copper Inc.	Korea (Republic of)	Compliant
Gold	Materion	United States of America	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Compliant
Gold	Metalor Technologies S.A.	Switzerland	Compliant
Gold	Metalor USA Refining Corporation	United States of America	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Compliant
Gold	Mitsubishi Materials Corporation	Japan	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Compliant
Gold	Morris and Watson	New Zealand	Unknown
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Compliant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Active
Gold	Nihon Material Co., Ltd.	Japan	Compliant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Compliant
Gold	OJSC Novosibirsk Refinery	Russian Federation	Compliant
Gold	PAMP S.A.	Switzerland	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Compliant
Gold	PX Precinox S.A.	Switzerland	Compliant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Compliant
Gold	Republic Metals Corporation	United States of America	Compliant
Gold	Royal Canadian Mint	Canada	Compliant
Gold	SAAMP	France	Compliant
Gold	Sabin Metal Corp.	United States of America	Unknown
Gold	Samduck Precious Metals	Korea (Republic of)	Compliant

Metal	Processing Facility Name(1)	Location of Facility(1)	Facility Status(2)
Gold	Samwon Metals Corp.	Korea (Republic of)	Unknown
Gold	SAXONIA Edelmetalle GmbH	Germany	Compliant
Gold	Schone Edelmetaal B.V.	Netherlands	Compliant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Compliant
Gold	Singway Technology Co., Ltd.	Taiwan	Compliant
Gold	So Accurate Group, Inc.	United States of America	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Compliant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Compliant
Gold	T.C.A S.p.A	Italy	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Compliant
Gold	Tokuriki Honten Co., Ltd.	Japan	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Unknown
Gold	Torecom	Korea (Republic of)	Compliant
Gold	Umicore Brasil Ltda.	Brazil	Compliant
Gold	Umicore Precious Metals Thailand	Thailand	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Compliant
Gold	United Precious Metal Refining, Inc.	United States of America	Compliant
Gold	Valcambi S.A.	Switzerland	Compliant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Compliant
Gold	WIELAND Edelmetalle GmbH	Germany	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Compliant
Gold	Yokohama Metal Co., Ltd.	Japan	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	China	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	China	Compliant
Tantalum	D Block Metals, LLC	United States of America	Compliant
Tantalum	Duoluoshan	China	Compliant
Tantalum	Exotech Inc.	United States of America	Compliant
Tantalum	F&X Electro-Materials Ltd.	China	Compliant
Tantalum	FIR Metals & Resource Ltd.	China	Compliant
Tantalum	Global Advanced Metals Aizu	United States of America	Compliant
Tantalum	Global Advanced Metals Boyertown	United States of America	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Compliant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Compliant
Tantalum	H.C. Starck Inc.	United States of America	Compliant
Tantalum	H.C. Starck Ltd.	Japan	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	United States of America	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	China	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Compliant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China	Compliant

Metal	Processing Facility Name(1)	Location of Facility(1)	Facility Status(2)
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	KEMET Blue Metals	Mexico	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	China	Compliant
Tantalum	LSM Brasil S.A.	Brazil	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Compliant
Tantalum	Mineracao Taboca S.A.	Brazil	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Compliant
Tantalum	NPM Silmet AS	Estonia	Compliant
Tantalum	QuantumClean	United States of America	Compliant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	Compliant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Compliant
Tantalum	Taki Chemical Co., Ltd.	Japan	Compliant
Tantalum	Telex Metals	United States	Compliant
Tantalum	Tranzact, Inc.	United States of America	Compliant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	Compliant
Tin	Alpha	United States of America	Compliant
Tin	An Thai Minerals Co., Ltd.	Viet Nam	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Compliant
Tin	China Tin Group Co., Ltd.	China	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	Unknown
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil	Compliant
Tin	CV Ayi Jaya	Indonesia	Compliant
Tin	CV Dua Sekawan	Indonesia	Compliant
Tin	CV Gita Pesona	Indonesia	Compliant
Tin	CV Serumpun Sebalai	Indonesia	Compliant
Tin	CV Tiga Sekawan	Indonesia	Compliant
Tin	CV United Smelting	Indonesia	Compliant
Tin	CV Venus Inti Perkasa	Indonesia	Compliant
Tin	Dowa	Japan	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Active
Tin	EM Vinto	Bolivia	Compliant
Tin	Fenix Metals	Poland	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Compliant
Tin	Gejiu Jinye Mineral Company	China	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Compliant
Tin	HeeSung Metal Ltd.	Korea, Republic of	Active
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Active

Metal	Processing Facility Name(1)	Location of Facility(1)	Facility Status(2)
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Compliant
Tin	Melt Metais e Ligas S.A.	Brazil	Compliant
Tin	Metallo Belgium N.V.	Belgium	Compliant
Tin	Metallo Spain S.L.U.	Spain	Compliant
Tin	Mineracao Taboca S.A.	Brazil	Compliant
Tin	Minsur	Peru	Compliant
Tin	Mitsubishi Materials Corporation	Japan	Compliant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Compliant
Tin	Operaciones Metalurgical S.A.	Bolivia	Compliant
Tin	PT Aries Kencana Sejahtera	Indonesia	Compliant
Tin	PT Artha Cipta Langgeng	Indonesia	Compliant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Compliant
Tin	PT Babel Inti Perkasa	Indonesia	Compliant
Tin	PT Bangka Prima Tin	Indonesia	Compliant
Tin	PT Bangka Tin Industry	Indonesia	Compliant
Tin	PT Belitung Industri Sejahtera	Indonesia	Compliant
Tin	PT Bukit Timah	Indonesia	Compliant
Tin	PT DS Jaya Abadi	Indonesia	Compliant
Tin	PT Eunindo Usaha Mandiri	Indonesia	Compliant
Tin	PT Inti Stania Prima	Indonesia	Compliant
Tin	PT Karimun Mining	Indonesia	Compliant
Tin	PT Kijang Jaya Mandiri	Indonesia	Compliant
Tin	PT Mitra Stania Prima	Indonesia	Compliant
Tin	PT Panca Mega Persada	Indonesia	Compliant
Tin	PT Prima Timah Utama	Indonesia	Compliant
Tin	PT Refined Bangka Tin	Indonesia	Compliant
Tin	PT Sariwiguna Binasentosa	Indonesia	Compliant
Tin	PT Stanindo Inti Perkasa	Indonesia	Compliant
Tin	PT Sukses Inti Makmur	Indonesia	Compliant
Tin	PT Sumber Jaya Indah	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Compliant
Tin	PT Tinindo Inter Nusa	Indonesia	Compliant
Tin	PT Tommy Utama	Indonesia	Compliant
Tin	Resind Industria e Comercio Ltda.	Brazil	Compliant
Tin	Rui Da Hung	Taiwan	Compliant
Tin	Soft Metais Ltda.	Brazil	Compliant
Tin	Tanaka Kikinzoku Kogyo K.K.	Japan	Compliant
Tin	Thaisarco	Thailand	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Unknown
Tin	VQB Mineral and Trading Group JSC	Viet Nam	Compliant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Active
Tin	Yunnan Tin Company Limited	China	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Compliant

Metal	Processing Facility Name(1)	Location of Facility(1)	Facility Status(2)
Tungsten	ACL Metais Eireli	Brazil	Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Unknown
Tungsten	Global Tungsten & Powders Corp.	United States of America	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Hydrometallurg, JSC	Russian Federation	Compliant
Tungsten	Japan New Metals Co., Ltd.	Japan	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Compliant
Tungsten	Kennametal Fallon	United States of America	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Compliant
Tungsten	Moliren Ltd.	Russian Federation	Compliant
Tungsten	Niagara Refining LLC	United States of America	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam	Compliant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Compliant
Tungsten	Woltech Korea Co., Ltd.	Korea (Republic of)	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Compliant
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	China	Compliant
Country of origin for the gold processed by the facilities listed above may include:
Australia, Austria, Belgium, Brazil, Canada, China, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Korea (Republic of), Kyrgyzstan, Mexico, Netherlands, New Zealand, Philippines, Poland, Russian Federation, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, United States of America, Uzbekistan, Zimbabwe

Country of origin for the tantalum processed by the facilities listed above may include:
Austria, Brazil, China, Estonia, Germany, India, Japan, Kazakhstan, Mexico, Russian Federation, Thailand, United States of America

Country of origin for the tin processed by the facilities listed above may include:
Belgium, Bolivia, Brazil, China, Germany, Indonesia, Japan, Korea (Republic of), Malaysia, Peru, Philippines, Poland, Russian Federation, Rwanda, Spain, Taiwan, Thailand, United States of America, Viet Nam

Country of origin for the tungsten processed by the facilities listed above may include:
Austria, Brazil, China, Germany, Japan, Korea (Republic of), Philippines, Russian Federation, United States of America, Viet Nam

(1)	Facility name and location as reported by the Conflict Free Sourcing Initiative.

(2)	Facility status is defined as the following:

Smelter Status	Status Definition
Compliant	Facilities as of April 25, 2017 that are complaint with a 3rd party Due Diligence protocol
Active	Facilities that have committed to a CFSP audit or are participating in another independent 3rd-party audit program
TI-CMC Member	Facilities that have committed to complete a CFSP audit within two years of TI-CMC membership issuance
Unknown	Facilities that have not committed to undergo a CFSP audit and are not participating in another program